Exhibit 1.1

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

REMIC Pass-Through Certificates, Series 200[*]-[*]

Underwriting Agreement

[Month day], 200[*]

To: [Underwriter]

Ladies and Gentlemen:

Citicorp Residential Mortgage Securities, Inc., a Delaware corporation (“CRMSI”), proposes to sell to the underwriter or underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), the offered [class A, class M and class B] REMIC Pass-Through Certificates (the “offered certificates”) described in Schedule I. The offered certificates evidence ownership interests in a trust (the “Trust”) consisting of the two pools of mortgage loans described in Schedule I (the “mortgage loans”) and related property. The mortgage loans were originated or acquired by the affiliates of CRMSI identified in Schedule I (the “originators”), and will have, at the close of business on the “cut-off date” specified in Schedule I, the aggregate principal balance set forth in Schedule I. CRMSI will elect to treat the Trust, or one or more segregated pools of assets within the Trust, as one or more real estate mortgage investment conduits (each a “REMIC”) for purposes of federal income taxation. The offered certificates are to be issued under a pooling and servicing agreement (the “Pooling Agreement”), dated as of the cut-off date, among CRMSI, as Depositor, CitiFinancial Mortgage Company Inc. (“CFMC”), as Servicer, and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”), and Citibank, N.A., as Paying Agent, Transfer Agent and Certificate Registrar.

CRMSI, Citicorp Trust Bank, fsb (“CTB”), and the Underwriters agree as follows:

1	Purchase and Sale

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement, CRMSI agrees to sell to the Underwriters, and the Underwriters agree to purchase from CRMSI, all of the offered certificates at the purchase price set forth in Schedule I.

2	Delivery and Payment

CRMSI will deliver one or more certificates representing each class of offered certificates to the Representative for the respective accounts of the Underwriters at the office, on the date and at the time (the “closing date”) specified in Schedule I against payment by the Underwriters of the applicable purchase price to or upon the order of

CRMSI in the manner provided in Schedule I. Unless otherwise specified in Schedule I, the offered certificates will be registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), and the interests of beneficial owners of such offered certificates will be represented by book entries on the records of DTC and its participants. Definitive Certificates representing the offered certificates will be available as set forth in Schedule I.

CRMSI will make the offered certificates available for inspection by the Representative in New York, New York, one business day prior to the closing date.

3	Registration Statement and Prospectus

(a) CRMSI represents and warrants to the Underwriters that CRMSI has filed a registration statement (File No. 333-132319), including a prospectus, with the Securities and Exchange Commission (the “Commission”) on Form S-3 that is effective under the Securities Act of 1933, as amended (the “Securities Act”) and no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for that purpose have been initiated by the Commission. CRMSI further represents and warrants to the Underwriters that CRMSI is not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the date specified in paragraph 3.ii of such definition. Such registration statement, as revised, amended or supplemented, including by the filing of the Prospectus (as defined below), will at the relevant date be the “Registration Statement” at that date. As used in this Agreement, the Registration Statement will include, at the date of their filing, any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference into the prospectus included in the Registration Statement pursuant to Item 12 of Form S-3 under the Securities Act, and the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus will refer to and include the filing of any document under the Exchange Act so incorporated by reference.

(b) The Representative will advise CRMSI of the final structure of the offered certificates sufficiently in advance of the closing date so that CRMSI can prepare a final prospectus relating to the offered certificates (the “Prospectus”) for delivery to the Representative no later than the closing date. CRMSI will use its best efforts to deliver the Prospectus to the Representative as soon as reasonably practicable following the Representative’s advice of the final structure of the offered certificates. CRMSI will file the Prospectus with the Commission pursuant to and in conformity with Rule 424 under the Securities Act. References to the Prospectus at any time will refer to the Prospectus as amended or supplemented at such time. CRMSI will, prior to the termination of the offering of the offered certificates (the “offering”), promptly advise the Representative

(i)	when any amendment to the Registration Statement relating to the offered certificates has become effective or any revision of or supplement to the Prospectus has been filed,

(ii)	of any request by the Commission for an amendment of the Registration Statement or the Prospectus or for any additional information,

(iii)	of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and

(iv)	of the receipt by CRMSI of any notification with respect to the suspension of the qualification of the offered certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

CRMSI will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain its withdrawal as soon as possible. CRMSI will not file, prior to the termination of the offering, any amendment to the Registration Statement relating to the offered certificates, or any revision of or supplement to the Prospectus, unless a copy has been furnished to the Representative for its review prior to filing.

(c) CRMSI represents and warrants to the Underwriters that the Registration Statement on each of the date of this Agreement, the closing date, and each time of sale (as defined below), and the Prospectus as of its date, the closing date, and each time of sale after the date of the Prospectus and prior to the termination of the offering,

(i)	will conform in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission, and

(ii)	will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they are made, not misleading, except that CRMSI makes no representation or warranty concerning the statements in Schedule I under the heading “Underwriters Statements to be Included in the Prospectus” furnished to CRMSI by or on behalf of the Underwriters specifically for use in connection with the preparation of the Prospectus (the “Underwriter supplied Prospectus information”).

In this agreement, “time of sale” means the time of sale (as such term is used in Rule 159 under the Securities Act) of offered certificates by the Underwriters to an investor.

(d) The Underwriters represent and warrant to CRMSI that the Underwriter supplied Prospectus information does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they are made, not misleading when considered in conjunction with the rest of the Prospectus. CRMSI acknowledges that the Underwriter supplied Prospectus information comprises the only written information furnished by or on behalf of the Underwriters for inclusion in the Prospectus.

(e) If, at any time when the Prospectus is required to be delivered under the Securities Act,

(i)	an event occurs as a result of which the Prospectus at such time would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or

(ii)	the Prospectus must be revised, amended or supplemented to comply with the Securities Act or the rules and regulations of the Commission thereunder,

CRMSI will promptly prepare and file with the Commission a revision, amendment or supplement that corrects such statement or omission or effects such compliance. CRMSI will consult with the Representative, to the extent reasonably practicable, on the preparation of such revision, amendment or supplement.

(f) CRMSI will furnish to the Representative and its counsel, without charge, so long as delivery of the Prospectus is required under the Securities Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as reasonably requested.

(g) If the third anniversary of the effective date of the Registration Statement occurs within three months after the closing date, CRMSI will take action as necessary to permit the public offering and sale of the offered certificates as contemplated by this Agreement.

4	Free writing prospectuses and loan tape

(a) CRMSI will deliver electronically to the Representative in Portable Document Format, not later than two business days following the date on which CRMSI notifies the Representative that CRMSI has chosen it to underwrite the offering, and will promptly file with the Commission, a “free writing prospectus” (as defined in Rule 405 under the Securities Act) containing general information about the offering, the structure of the transaction (exclusive of a description of the characteristics of any particular class of offered certificates), the expected parameters of the mortgage loan pools, the expected subordination levels (± [**]%), risk factors applicable to the mortgage loans, transaction parties known to CRMSI, the material tax and ERISA treatment of the Certificates to the extent known to CRMSI, whether the Certificates will be “mortgage related securities” as defined in the Exchange Act, and URL addresses of or hyperlinks to the core prospectus most recently filed by CRMSI with the Commission and to the portion of CRMSI’s static pool website containing static pool information required by Item 1105 of Regulation AB (as determined by CRMSI) (the “CRMSI free writing prospectus”). CRMSI will promptly deliver to the Representative electronically in Portable Document Format updated CRMSI free writing prospectuses to correct any material misstatements, or omissions to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in previous CRMSI free writing prospectuses.

(b) CRMSI represents and warrants to the Underwriters that:

(i)	The CRMSI free writing prospectus will (A) contain the legend required by section (c)(2)(i) of Rule 433 under the Securities Act, (B) identify the Commission file number of the Registration Statement, and (C) include the URL address of or a hyperlink to an Internet Web site containing static pool information required by Item 1105 of Regulation AB (as determined by CRMSI).

(ii)	At the time of sale, the CRMSI free writing prospectus, and the loan tape most recently furnished by CRMSI to the Representative (as supplemented or corrected by CRMSI prior to such time), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when considered in conjunction with the supplemental information described below, except that CRMSI makes no representation or warranty to the extent that such untrue statement or omission was the result of an untrue statement or omission in, or a failure to provide any of, such supplemental information.

In this agreement, “supplemental information” means any of the following types of information supplied by any Underwriter to the investor, to the extent not included in the CRMSI free writing prospectus:

•	The structure of the offered certificates, including seniority, payment priorities, the interest rate or any interest rate formula, the anticipated price range, the yield to maturity and/or call, the weighted average life at the pricing speed and under other scenarios that illustrate the material effects of prepayments or changes in interest rates on the offered certificates (with a description of related prepayment, collateral and other assumptions), and other pricing information.

•	The interest accrual period for the offered certificates.

•	Whether the offered certificates represent interests in the entire mortgage pool or in one or more mortgage loan groups, and the nature of any cross-collateralization arrangements affecting the offered certificates.

•	A description of third party credit enhancement or derivative instruments selected by the Underwriter for the offered certificates, together with the identity of and material information about any related provider or counterparty and the ratings assigned to the provider or counterparty.

•	The identity of and material information about any special servicer or credit risk manager selected by the Underwriter for the offered certificates.

•	The fees and expenses payable to transaction parties.

(c) CRMSI will provide the Representative with one or more loan tapes containing “loan level” listings of the mortgage loans that may contain “nonpublic personal information” within the meaning of Regulation S-P of the Commission. The Underwriters acknowledge that, to the extent the listing of the mortgage loans contains any nonpublic personal information, the Underwriters will be bound by the provisions of Rule 11 of Regulation S-P and other applicable law regarding limits on redisclosure and reuse of such information.

(d) Each Underwriter represents and warrants to CRMSI that any written communication containing material information about CRMSI or its affiliates or the offered certificates furnished to a prospective investor by it, other than a CRMSI free writing prospectus, the Prospectus, the Registration Statement or the loan tape most recently furnished by CRMSI to the Representative (as supplemented or corrected by CRMSI prior to such time)

(i)	conformed to the terms and conditions for a communication in Rule 134 or a free writing prospectus in Rule 433 under the Securities Act,

(ii)	if a free writing prospectus, consisted solely of ABS informational and computational material (as defined in Item 1101(a) of Regulation AB under the Securities Act) and information regarding status, allocation and confirmation of sale, and

(iii)

if a free writing prospectus, did not at the time of sale include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, when considered in conjunction with the CRMSI free writing prospectus delivered to the investor, in light of the circumstances under which they were made, not misleading, except that no Underwriter makes any representation or warranty to the extent that (A) the misstatement or omission was the result of a misstatement or omission in information supplied by CRMSI to the Representative that was not corrected by information subsequently supplied by CRMSI to the Representative sufficiently prior to the time of sale as to reasonably permit the Underwriters to correct any statement made to the investor based on such misstatement, or (B) the free writing prospectus substantially restates a statement in the Prospectus or CRMSI free writing prospectus (a “restatement”), and does not omit a statement in the Prospectus or CRMSI free writing prospectus necessary to make the restatement, when considered in conjunction with the free writing prospectus and other information delivered to the prospective investor, in light of the circumstances under which the restatement was made, not misleading.

(e) CRMSI will file a CRMSI free writing prospectus containing (i) a description of the final structure of the offered certificates prepared by the Underwriters and delivered to CRMSI not later than the date on which the Prospectus is finalized and (ii) the information contained in the final loan tape delivered to the Representative, all in conformity with Rule 433 under the Securities Act.

(f) The Underwriters will not sell, and will obligate each dealer to whom they sell any offered certificates (which obligation may be in the form of a trade stipulation and which must name CRMSI as an intended third party beneficiary) not to sell, any offered certificates

(i)	to any investor who is not an institutional investor unless the sale is accompanied or preceded by delivery of the Prospectus, and

(ii)	to any investor prior to the time the Prospectus is filed with the Commission unless prior to the time of sale an Underwriter has conveyed to the investor the CRMSI free writing prospectus and the supplemental information describing the final terms of the related class of certificates; provided that upon the request of CRMSI, the Underwriters will not enter into a contract of sale (within the meaning of Rule 159 under the Securities Act) until a free writing prospectus or a preliminary prospectus prepared by CRMSI that contains all of the information to be contained in the Prospectus, other than pricing dependent information and other information as determined by CRMSI, has been conveyed to the investor.

(g) Each Underwriter will file with the Commission not later than the date of its first use any free writing prospectus that is distributed by or on behalf of that Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination. CRMSI will provide the Underwriters with any filing information needed to complete such filing.

(h) Each Underwriter will retain for three years following conclusion of the offering

(i)	all free writing prospectuses that it has used in the offering that are not filed with the Commission, and

(ii)

written records documenting, as to each investor in offered certificates, the time of sale, and the date on which each CRMSI free writing prospectus and each free writing prospectus prepared by or on behalf of the Underwriter was conveyed to the investor. If there is any litigation or threatened litigation or there are any regulatory inquiries or proceedings or threatened regulatory inquiries or proceedings against CRMSI or any of its affiliates with respect to the offering, each Underwriter will, on CRMSI’s request, make copies of such records available to CRMSI.

(i) Each Underwriter will promptly provide CRMSI with any information within that Underwriter’s reasonable control that CRMSI reasonably requests to enable CRMSI to meet its disclosure and reporting obligations under the Securities Act and the Exchange Act in connection with the offered certificates. Each Underwriter will use its best efforts to cause any credit enhancement provider, derivative counterparty, special servicer or credit risk manager (or any other transaction-related party with respect to which information must be disclosed pursuant to Regulation AB) arranged by that Underwriter in connection with the offered certificates to promptly provide to CRMSI such narrative disclosure, financial information, including required accountants’ consents, and other information as CRMSI may reasonably request to enable CRMSI to meet its disclosure and reporting obligations under the Securities Act and the Exchange Act.

(j) Notwithstanding any other provision of this Agreement, in any action by CRMSI or the Underwriters against the other party to enforce any rights under this section 4, the losing party will pay all reasonable costs and expenses of the prevailing party, including reasonable legal fees and expenses, incurred in connection with such action.

5	Other representations and warranties

CRMSI represents and warrants to the Underwriters that:

(a) [Each of the [class A and class M] offered certificates will, when issued, be a “mortgage related security,” as defined in section 3(a)(41) of the Exchange Act, and each of the offered certificates, when validly authenticated, issued and delivered in accordance with the Pooling Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling Agreement.]

(b) On the closing date, each of this Agreement and the Pooling Agreement will have been duly authorized, executed and delivered by CRMSI and, assuming the valid execution of such agreements by the other parties, each such agreement will constitute a valid and binding agreement of CRMSI enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equity principles.

(c) CRMSI has been duly organized and is validly existing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

6	Expenses; Blue Sky

(a) CRMSI will pay all expenses incidental to the performance of its obligations under this Agreement, including expenses of

(i)	preparing, filing, printing and reproducing the Prospectus, of preparing, filing and reproducing the CRMSI free writing prospectus, the Registration Statement, this Agreement, and the Pooling Agreement,

(ii)	[Auditors] (other than their expenses relating to the preparation of the letter referred to in section 9(c) below, which will be paid by the Underwriters), and

(iii)	preparing and delivering the offered certificates to DTC,

provided, however, that except as provided in this section 6 and in section 8, the Underwriters will pay (A) all of their own expenses, including the fees of [name of counsel] and any other counsel to the Underwriters, (B) any transfer taxes on resale of any of the offered certificates by it, and (C) advertising expenses connected with any offers made by the Underwriters.

(b) CRMSI will use its best efforts to arrange for, and will pay all expenses of, the qualification of the offered certificates for sale under the laws of such jurisdictions within the United States as the Representative may reasonably designate, to maintain such qualifications in effect so long as required for the distribution of the offered certificates and to arrange for the determination of the legality of the offered certificates for purchase by institutional investors. However, CRMSI will not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

7	No Fiduciary Relationship

(a) The Underwriters have been retained solely to act as underwriters in connection with the sale of the offered certificates, and no fiduciary, advisory or agency relationship between CRMSI and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising CRMSI on other matters.

(b) The purchase price was established by CRMSI following discussions and arm’s-length negotiations with the Representative, and CRMSI is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c) CRMSI has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of CRMSI, and that the Underwriters have no obligation to disclose such interests and transactions to CRMSI by virtue of any fiduciary, advisory or agency relationship.

(d) CRMSI waives, to the fullest extent permitted by applicable law, any claims it may have against the Underwriters for breach of fiduciary duty, and agrees that the Underwriters will have no liability (whether direct or indirect) to CRMSI in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of CRMSI, including stockholders, employees or creditors of CRMSI.

8	Conditions to the Obligation of the Underwriters

The Underwriters’ obligation to purchase the offered certificates will be subject to the accuracy in all material respects of CRMSI’s representations and warranties in this Agreement at the date of this Agreement and the closing date, to the accuracy of the statements of CRMSI made in any officer’s certificate delivered pursuant to this Agreement, to the performance by CRMSI of its obligations under this Agreement, and to the following additional conditions on the closing date:

(a) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose instituted and pending or, to CRMSI’s knowledge, threatened by the Commission.

(b) CRMSI has delivered to the Representative a certificate of CRMSI, dated the closing date and signed by the President, Senior Vice President, Vice President or an Assistant Vice President of CRMSI, to the effect that the signer of the certificate has examined the Registration Statement, the Prospectus and this Agreement and that:

(i)	CRMSI’s representations and warranties in this Agreement are true and correct in all material respects on the closing date with the same effect as if made on the closing date, and CRMSI has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the closing date; and

(ii)	no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose instituted and pending or, to such officer’s knowledge, threatened as of the closing date.

(c) CRMSI has delivered to the Representative one or more opinions, dated the closing date, of [Name], [Title], of Citigroup Inc., to the effect that:

(i)	Each of CRMSI and CFMC is a validly existing corporation in good standing under the laws of the State of Delaware and the State of New York, respectively, with corporate power and authority under such laws to own its properties and assets and conduct its business as described in the Prospectus;

(ii)	Citibank, N.A. has been duly chartered and is validly existing as a national banking association in good standing under the laws of the United States;

(iii)

The offered certificates have been duly authorized and, when executed and authenticated in accordance with the terms of the Pooling Agreement and delivered to and paid for by the Underwriters pursuant to this

Agreement, will be validly issued and outstanding and enforceable in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights and by general principles of equity) and will be entitled to the benefits provided by the Pooling Agreement;

(iv)	Assuming that the offered [class A and class M] offered certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such offered certificate at such time will be a “mortgage related security,” as defined in section 3(a)(41) of the Exchange Act;

(v)	The Pooling Agreement has been duly authorized, executed and delivered by CRMSI, CFMC, as Servicer, and Citibank, N.A., as Paying Agent, Transfer Agent and Certificate Registrar and, assuming valid execution thereof by U.S. Bank National Association, as Trustee, constitutes a valid and legally binding agreement of CRMSI, CFMC, and Citibank, N.A., enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights and by general principles of equity;

(vi)	The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund (as defined in the Pooling Agreement) is not required to be registered under the Investment Company Act of 1940, as amended;

(vii)	Each originator affiliated with CRMSI is a New York corporation or a federal savings bank, as the case may be, validly existing under applicable law, with full power and authority under such law to own its properties and conduct its business as described in the Prospectus;

(viii)	The mortgage loan purchase agreement relating to the mortgage loans has been duly authorized, executed and delivered by CRMSI and each originator and constitutes the valid and legally binding obligation of CRMSI and each such originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights and by general principles of equity;

(ix)	This Agreement has been duly authorized, executed and delivered by each of CRMSI and CTB;

(x)	The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel:

(A) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or to such counsel’s knowledge, have been threatened under the Securities Act.

(B) Each of the Registration Statement at its effective date and the closing date, and the Prospectus at its date and the closing date (in each case, with the exception of any information incorporated by reference therein, any numerical, financial, statistical or quantitative data and any statements regarding tax or ERISA matters) appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(C) The Pooling Agreement and the offered certificates conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than CRMSI, CFMC, Citibank, N.A., CTB and the originators. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law, and the federal law of the United States.

(d) CRMSI has delivered to the Representative a letter, dated the closing date, of [Name], [Title], of Citigroup Inc., to the effect that in the course of such counsel’s review of the Registration Statement and the Prospectus and discussion of the same with certain officers of CRMSI and the originators and their auditors, no facts came to the attention of such counsel that led such counsel to believe that the Registration Statement as of its effective date or the closing date, or the Prospectus as of its date or the closing date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no view as to any information incorporated by reference or any financial, numerical, statistical or quantitative data in the Registration Statement or the Prospectus.

(e) CRMSI has delivered to the Representative an opinion, dated the closing date, of [name of counsel], special counsel to CRMSI, to the effect that the statements in the Prospectus under the headings “Core prospectus–Taxation of certificate holders,” “ Core prospectus–Taxation of the Trust,” “Core prospectus–ERISA considerations”, “Prospectus supplement—ERISA considerations” and “Prospectus supplement—Federal income tax consequences,” are, to the extent such statements constitute matters of law or legal conclusions with respect thereto, accurate in all material respects.

(f) The Representative has received from [name of counsel], counsel for the Underwriters, such opinion or opinions, dated the closing date, with respect to the issuance and sale of the offered certificates, the Registration Statement and the Prospectus, and such other related matters as the Underwriters may reasonably request.

(g) [Auditors] have furnished to the Underwriters a letter, dated the closing date, in form and substance satisfactory to the Underwriters, stating in effect that they have performed certain specified procedures, agreed upon among [Auditors], CRMSI and the Representative, as a result of which they have determined that the information of an accounting, financial or statistical nature with respect to “static pool information” contained on CRMSI’s website at www.citimortgagembs.com relating to REMIC pass-through certificates issued after January 1, 2006 and included or referred to in the Prospectus under Rule 312 of the Commission’s Regulation S-T, agrees with the accounting records of the originators, excluding any questions of legal interpretation.

(h) [Auditors] have furnished to the Underwriters a letter, dated the closing date, in form and substance satisfactory to the Underwriters, stating in effect that:

(i)	They have performed certain specified procedures, agreed upon among [Auditors], CRMSI and the Representative, as a result of which they have determined that the information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the originators and which is obtained from an analysis of a sample of the mortgage loans) set forth in the Prospectus under the caption “Prospectus supplement—Summary—Series overview—the mortgage loans at [Month] 1, 200[*] (the cut-off date)” and in the detailed description relating to such prospectus supplement and the mortgage loans agrees with the accounting records of the originators, excluding any questions of legal interpretation.

(ii)	They have compared the data contained in a data sheet or computer tape prepared by CFMC for the mortgage loans to information contained in the mortgage loan files furnished by the originators and in such other sources as will be specified by them, based on an appropriate sampling thereof, and found such data and information to be in agreement, unless otherwise noted in such letter.

(i) If there is more than one class of offered certificates, [Auditors] have furnished to the Underwriters a letter, dated the date of the Prospectus, in form and substance satisfactory to the Underwriters, stating in effect that:

(i)	Using the assumptions and methodology used by CRMSI (which include and do not conflict with any assumptions and methodology set forth in the Prospectus), all of which will be described by reference in such letter, they have recalculated the percentages and weighted average lives [and weighted averages lives to call] set forth in the Prospectus in the tables relating to the “Prospectus supplement—Principal balance as percent of initial principal balance” for each class of offered certificates at certain percentages of the prepayment model to be set forth in the Prospectus, compared the results of their calculations to the corresponding items in the respective table and found each such percentage and weighted average life set forth in each such table to be in agreement with the respective results of such calculations.

(ii)	Using the assumptions and methodology prescribed in the Prospectus, they have recalculated, for each distribution day (as defined in the Prospectus), the aggregate of the amount of cash to be on deposit in the Trust on the determination day immediately preceding such distribution day and found that such aggregate amount equals or exceeds the aggregate amount of interest and distributions in reduction of principal balance that is distributable on the offered certificates on the following distribution day, as recalculated by them.

(iii)	Using the assumptions and methodology prescribed in the Pooling Agreement and the Prospectus, they have recomputed the last distribution day for each class of offered certificates and found such dates to be in agreement with those set forth in the Prospectus.

(iv)	If one or more classes of offered certificates will be entitled to receive distributions in respect of interest at other than a fixed rate or distributions in reduction of principal balance according to a schedule of planned or targeted balances, or have other characteristics which give rise to the use of tables in the Prospectus reflecting yield or cash flow, such letters will also set forth such other statements as are customarily set forth by [Auditors] in such letters with respect to such classes.

(v)	Using the assumptions and methodology used by CRMSI set forth in the Prospectus, all of which will be described by reference in such letter, they have recalculated the percentages set forth in the Prospectus in the tables entitled “Prospectus supplement—Sensitivity of Certificates to prepayment—[Sensitivity of the class A-[*] Certificates—Pre-tax yields” and “—[Yields on class B Certificates—Pre-tax yield to maturity on class B Certificates]” of [classes A-[*] and B], compared the results of their calculations to the corresponding items in such table and found each such percentage set forth in such table to be in agreement with the results of such calculations.

(j) Subsequent to the date hereof, there will not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of CRMSI which the Representative concludes, after consultation with CRMSI, in the judgment of the Representative, materially impairs the investment quality of the offered certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the offered certificates as contemplated by the Prospectus.

(k) The offered certificates have been rated at least the rating or ratings specified in Schedule I by the rating agency or agencies specified in Schedule I and such ratings will not have been rescinded or placed under review.

(l) CRMSI has furnished to the Representative such further information, certificates and documents as the Representative may reasonably have requested not less than three full business days prior to the closing date.

If any of the conditions specified in this section 8 are not fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement are not in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the closing date by the Representative. Notice of such cancellation will be given to CRMSI in writing, or by telephone or telegraph confirmed in writing.

9	Condition to the Obligation of CRMSI

The obligation of CRMSI to issue and sell the offered certificates will be subject to the satisfaction of the conditions that

(a) [on the closing date the class [***] certificates (as described in the Prospectus) have been issued and sold under the Purchase Agreement dated the date of this Agreement among CRMSI, CTB and the purchaser thereof]; and

(b) the Representative has advised CRMSI of the final structure of the offered certificates sufficiently in advance of the closing date so as to enable CMSI to prepare the Prospectus for delivery to the Representative by the closing date.

10	Indemnification and Contribution

(a) In this section 10,

(i)	“claims” includes losses, claims, damages, expenses (including legal and other expenses reasonably incurred in investigating or defending the claims, and damages resulting from any Underwriter’s having to reform a contract for the sale of securities to an investor) or liabilities, joint or several, (or actions in respect thereof) under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, and

(ii)	a “controlling person” of a party is a person that controls the party within the meaning of either the Securities Act or the Exchange Act, and in the case of CRMSI, includes any person who signed the Registration Statement.

(b) CRMSI will indemnify and hold harmless the Underwriters and each of their controlling persons against any claims to which any of them becomes subject, to the extent such claims arise out of or are based upon

(i)	a breach of any express representation or warranty given by CRMSI to the Underwriters in section 3(c)(ii), “Registration Statement and Prospectus,” or section 4(b)(ii), “Free writing prospectuses and loan tape,” or

(ii)	any untrue statement or alleged untrue statement of a material fact, or omission of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in (A) any loan tape supplied by CRMSI to the Representative or (B) static pool information on a website for which a URL address or hyperlink was provided in the CRMSI free writing prospectus or the Prospectus but which information is, pursuant to Item 1105(d) or Regulation AB, not deemed to be part of the Prospectus or the Registration Statement, to the extent that such loan tape or static pool information was not corrected by information subsequently supplied by CRMSI to the Representative sufficiently prior to the sale of offered certificates to the investor making the claim as to reasonably permit an Underwriter to correct any statement made to the investor based on such untrue or alleged untrue statement or material omission.

(c) Each Underwriter severally will indemnify and hold harmless CRMSI and each of its controlling persons against any claims to which any of them becomes subject, to the extent such claims are based upon a breach of any express representation or warranty given by that Underwriter to CRMSI in section 3, “Registration Statement and Prospectus,” or section 4, “Free writing prospectuses and loan tape.”

(d) The indemnities in sections 10(b) and 10(c) will be in addition to any liability that CRMSI or the Underwriters may otherwise have.

(e) If a person entitled to indemnification under this section 10 is notified of any action or threatened action involving a claim for which the person may be entitled to seek indemnification or reimbursement under this section 10, the person must promptly notify the indemnifying party in writing of the action. However, such person’s failure to notify the indemnifying party will not relieve the indemnifying party from any liability to such person (i) under this section 10 except to the extent that the indemnifying party is materially prejudiced by such failure, or (ii) otherwise than under this section 10. The indemnifying party will be entitled to participate in any such action, and to the extent that it may elect by written notice delivered to the indemnified person promptly after being notified by the indemnified person of the action, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified person. However, if the defendants in any such action include both indemnified persons and the indemnifying party, and an indemnified person reasonably concludes that there may be legal defenses available to it and/or other indemnified persons that are different from or additional to those available to the indemnifying party, the indemnified person or persons may select a single separate counsel to assert such legal defenses and to otherwise participate in the defense of the action on behalf of such indemnified person or persons.

Upon the indemnifying party’s so assuming the defense of the action, the indemnifying party will not be liable to the indemnified person in connection with the defense thereof, except

(i)	for the expenses of a single separate counsel to represent indemnified persons in accordance with the last sentence in the preceding paragraph, or

(ii)	where the indemnifying party does not employ counsel reasonably satisfactory to the indemnified person within a reasonable time after the indemnified person notifies the indemnifying party of the action.

The indemnifying party will not be liable for a settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party will indemnify the indemnified person from and against any claim by reason of such settlement or judgment. No indemnifying party will settle any pending or threatened proceeding without the prior written consent of each person who could seek indemnity under this section 10 with respect to such proceeding, unless such settlement

(i)	does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of such person, and

(ii)	includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(f) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this section 10 is due in accordance with its terms but is legally unavailable or insufficient to hold harmless an indemnified person, CRMSI and the Underwriters will contribute to the aggregate claims to which CRMSI and the Underwriters may be subject in an appropriate proportion to reflect both the relative benefits received by and the relative fault of CRMSI and the Underwriters, except that no person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of fraudulent misrepresentation. The relative benefits received by CRMSI and the Underwriters will be deemed to be in the same proportion as the total net proceeds received by CRMSI bears to the total underwriting discount and commission received by the

Underwriters. Relative fault will be determined by reference to whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, or such inaccurate or untrue statement or representation, relates to information supplied by CRMSI or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement, omission or representation. For purposes of this section 10, each controlling person will have the same rights to contribution as the related party. Any person entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such person for which a claim for contribution may be made against a party under this section (f), notify the party from whom contribution may be sought, but the omission to so notify such party will not relieve such party from any other obligation it may have under this section (f) or otherwise. Notwithstanding the foregoing, the Underwriters will not be required to contribute any amount in excess of the amount by which the total price at which the offered certificates were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

11	Termination

This Agreement will be subject to termination in the absolute discretion of the Representative, by notice given to CRMSI prior to delivery of and payment for the offered certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange has been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York is declared by either federal or New York State authorities, or (iii) there is a material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States makes it, in the reasonable judgment of the Representative after consultation with CRMSI, impracticable to market the offered certificates.

12	Representations and indemnities to survive

The respective agreements, representations, warranties, indemnities and other statements of CRMSI and CTB and their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, CRMSI or CTB or any of the officers, directors or controlling persons referred to in section 10 hereof, and will survive delivery of and payment for the offered certificates. The provisions of sections 10 and 13 hereof will survive the termination or cancellation of this Agreement.

13	Obligation of CTB

CTB agrees, in consideration of and as an inducement to the Underwriters’ purchase of the offered certificates from CRMSI, to indemnify and hold harmless the Underwriters, and each person who controls the Underwriters against any failure by CRMSI to perform any of its obligations under this Agreement, including any obligation of CRMSI to the Underwriters pursuant to sections 6 and 10 hereof, after receipt from the Underwriters of written notice of any such failure.

14	Successors

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and to the officers, directors and controlling persons referred to in section 10 hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

15	Applicable law

This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16	Miscellaneous

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to its subject matter. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

17	Notices

All communications hereunder will be in writing and effective only upon receipt and, if sent to the Underwriters, will be delivered to the Representative’s address first stated in this Agreement (with a copy to its General Counsel’s Office), or if sent to CRMSI, will be delivered to Citicorp Residential Mortgage Securities, Inc., 250 East Carpenter Freeway, Irving, Texas 75062, Attn: [***], with a copy to Eberhard J. Gabriel, General Counsel, at the same address, and to Michael S. Zuckert, General Counsel, Finance and Capital Markets, Citigroup Inc., 425 Park Avenue, New York, New York 10043, or if sent to CTB, will be delivered to Citicorp Trust Bank, fsb, 250 East Carpenter Freeway, Irving, Texas 75062, Attn: [***], with a copy to Eberhard J. Gabriel, General Counsel, at the same address.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the undersigned a copy hereof, whereupon this letter and your acceptance will represent a binding agreement among CRMSI, CTB and the Underwriters.

Very truly yours,

CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

By:
[Name]
[Title]

CITICORP TRUST BANK, fsb

By:
[Name]
[Title]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Authorized Signatory

For itself and the Underwriters named in Schedule I.

SCHEDULE I

Underwriting Agreement dated [Month Day], 200[*]

REMIC Pass-Through Certificates, Series 200[*]-[*]

Description of mortgage loans:

Offered certificates:

Purchase price:

Originator and Address:

Cut-off date:

Underwriters:

Ratings of offered certificates:

Denominations:

Underwriters’ Statements to

be Included in the Prospectus:

Delivery and Payment:

Closing date and Location:

I-1